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                       IMPERIAL HOLLY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN

               (AS ESTABLISHED EFFECTIVE JANUARY 1, 1988)

                            FOURTH AMENDMENT

          Imperial Holly Corporation, a Texas corporation, having established the Imperial Holly Corporation Employee Stock Ownership Plan, effective January 1, 1988 and as thereafter amended (the "Plan"), and having reserved the right under Section
9.5 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 1988, unless otherwise indicated, as follows:

          1. Effective January 1, 1989, Section 1.5 is hereby amended by adding the following after the second sentence thereof:

          "For purposes of applying the $200,000 limit on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated employee and one of the ten most highly compensated employees will be treated as a single Employee with one Compensation, and the $200,000 limit will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year."

          2. Section 5.4(II)(5) of the Plan is hereby amended by renumbering existing paragraph 5 to be paragraph 6 and by adding a new paragraph 5 thereto to read as follows:

          "5. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

               A. the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the
          Code); times

               B. the ratio of (i) the amount allocated to the Participant as of such date under this Plan, divided by
          (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the
          Code)."

          3. Section 5.4(III)(2)(B) of the Plan is amended in its entirety to read as follows:

               "B. If the Employee was a participant as of the first day of the Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
          1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987."

          4. Section 5.4(III)(3) of the Plan is amended by designating the first paragraph thereof as paragraph "A" and by adding a new paragraph "B" to the end thereof to read as follows:

               "B. Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the Annual Benefits under such plans which the Employee had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987."

          5. Effective January 1, 1989, Section 5.4(IV)(5) of the Plan shall be amended by inserting the phrase "to the extent that the amounts are includable in gross income" after the parenthetical phrase ending "( . . . tips and bonuses)" in the first paragraph and by adding to the end of paragraph 5,

               "For Limitation Years beginning after December 31, 1988, compensation shall be limited to $200,000 (unless adjusted in the same manner as permitted under Code
          Section 415(d))."
          6. Section 5.4(IV)(8) of the Plan shall be amended by changing the reference to "Code Section 401(1)(1)" to "Code
Section 415(1)(1)."

          7.   Effective December 31, 1991, Section 6.1 of the
Plan is hereby amended to add at the end thereof the following paragraph, to read as follows:

               "Notwithstanding the foregoing, effective December 31, 1991, each Employee who is a Participant in the Plan on December 31, 1991 shall be fully vested in his or her Account balance in the Plan and in any amounts thereafter contributed to his or her Account."

          8. Section 11.7 shall be amended by inserting the phrase "or commence to be distributed" after the phrase "shall be distributed."

          9. Section 11.8(a) shall be amended in its entirety to read as follows:

          "(a) Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated
     (the "required aggregation groups") includes:

                    (i)  Each plan of a Considered Company in
          which a Key Employee is a participant in the Plan Year containing the Determination Date, and any of the four preceding Plan Years, and

                    (ii) Each other plan, including collectively bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) of the Code.

     The group of plans that are permitted to be aggregated (the permissive aggregation group) includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code."

          10. Section 11.8(c)(i) shall be amended in its entirety to read as follows:

          "(i) An officer of a Considered Company having an annual compensation greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                    (A)  Fifty (50) employees; or

                    (B) Ten percent (10%) of the employees or, if
               greater than ten percent (10%), three employees.

          For this purpose, the highest paid officers shall be selected."

          IN WITNESS WHEREOF, Imperial Holly Corporation has caused this Amendment to be executed by its duly authorized officers this 30th day of December, 1992, but effective as stated herein.

                                   IMPERIAL HOLLY CORPORATION

                                   By:______________________
ATTEST:

_________________________
Assistant Corporate Secretary
[SEAL]